Exhibit 2.3
FIRST AMENDMENT TO
SHARE PURCHASE AGREEMENT
This FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT, dated as of December 7, 2016 (this “Amendment”), is made by and among Albemarle Corporation, a Virginia corporation (the “Seller”), BASF SE, a European public limited-liability company (Societas Europaea) (the “Purchaser”), BASF Corporation, a Delaware corporation (“BASF Corporation”), BASF Handels- und Exportgesellschaft mit beschränkter Haftung, a German limited liability company, registered with the commercial register of the local court of Ludwigshafen am Rhein, under HRB 3535 (“BASF Handels- und Export GmbH”) and Knight Lux 2 S.à r.l., a Société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (“KL2”).
WHEREAS, the Seller and the Purchaser are parties to that certain Share Purchase Agreement, dated as of June 17, 2016 (the “Agreement”);
WHEREAS, Section 11.07 of the Agreement permits the Seller and the Purchaser to amend the Agreement by an instrument in writing signed by the Seller and the Purchaser; and
WHEREAS, the Seller and the Purchaser desire to amend the Agreement as provided herein;
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, and pursuant to Section 11.07 of the Agreement, the Seller, the Purchaser, KL2, BASF Corporation and BASF Handels- und Export GmbH hereby agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.Amendment of Section 2.01 of the Agreement. Section 2.01 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) the Seller shall cause KL2 to sell, and KL2 shall sell, to BASF Handels- und Export GmbH the RSGG Shares and the Purchaser shall cause BASF Handels- und Export GmbH to purchase, and BASF Handels- und Export GmbH shall purchase, from KL2 the RSGG Shares, and (ii) the Seller shall cause Chemetall Corp to sell to BASF Corporation (or to one or more of the Purchaser’s Designated Affiliates) the Shares (other than the RSGG Shares) and the Purchaser shall cause BASF Corporation (or one or more of the Purchaser’s Designated Affiliates) to purchase, and BASF Corporation shall purchase, from Chemetall Corp the Shares (other than the RSGG Shares), in the case of each of the foregoing clauses (i) and (ii), free and clear of all Encumbrances.”

3.Amendment of Section 2.06 of the Agreement. Section 2.06 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Local Closing. At the Local Closing, the Seller shall cause KL2 to, and KL2 shall, execute with BASF Handels- und Export GmbH, and the Purchaser shall cause BASF Handels- und Export GmbH to, and BASF Handels- und Export GmbH shall, execute with KL2, in notarially recorded form (notariell beurkundet), an assignment agreement, substantially in the form attached as Exhibit E (the “Assignment Agreement”).”

4.No Other Modification. Except to the extent specifically amended herein or supplemented hereby, the Agreement remains unchanged and in full force and effect, and this Amendment will be governed by and subject to the terms of the Agreement, as amended by this Amendment. From and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced.

5.Other Terms. The provisions of Sections 1.03 (Interpretation and Rules of Construction), 11.01 (Expenses), 11.02 (Notices), 11.04 (Severability), 11.06 (Assignment), 11.07 (Amendment), 11.08 (Waiver), 11.09 (No Third Party Beneficiaries), 11.10 (Specific Performance), 11.11 (Governing Law), 11.12 (Waiver of Jury Trial) and 11.13 (Counterparts) of the Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the parties hereto mutatis mutandis.

6.By virtue of the execution of this Amendment, (a) BASF Corporation, solely for the purposes of Section 2.01 of the Agreement, and (b) BASF Handels- und Export GmbH and KL2, solely for the purposes of Sections 2.01 and 2.06 of the Agreement, shall each become party to the Agreement as of the date of this Amendment. Each of BASF Corporation, BASF Handels- und Export GmbH and KL2 agrees to be bound by the terms, conditions and other provisions of the Agreement applicable to it, with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Seller, the Purchaser, KL2, BASF Corporation and BASF Handels- und Export GmbH have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ALBEMARLE CORPORATION

By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Executive Vice President and
Chief Administrative Officer

[Signature Page to First Amendment to Share Purchase Agreement]

BASF SE

By:	/s/ Carsten Rödder
Name: Carsten Rödder
Title: Vice President

By:	/s/ Dagmar Dülberg
Name: Dagmar Dülberg
Title: Vice President

[Signature Page to First Amendment to Share Purchase Agreement]

BASF CORPORATION

By:	/s/ Matthew Lepore
Name: Matthew Lepore
Title: Sr. V.P. and General Counsel,
Chief Compliance Officer

By:	/s/ Karen Killeen
Name: Karen Killeen
Title: Assistant Secretary

[Signature Page to First Amendment to Share Purchase Agreement]

BASF HANDELS- UND EXPORTGESELLSCHAFT MIT
BESCHRÄNKTER HAFTUNG

By:	/s/ Georg Franzmann
Name: Georg Franzmann
Title: Director

By:	/s/ Michael Winter
Name: Michael Winter
Title: Director

[Signature Page to First Amendment to Share Purchase Agreement]

KNIGHT LUX 2 S.À R.L.

By:	/s/ Eugene Over, Jr.
Name: Eugene Over, Jr.
Title: Gerant

By:	/s/ Dr. Wolfgang Zettel
Name: Dr. Wolfgang Zettel
Title: Managing Director

[First Amendment to Share Purchase Agreement]